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                                                                    EXHIBIT 5(a)

                              September 25, 1996

Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, Florida 32837

     Re:   $200,000,000 Principal Amount of Debt
           Securities, Warrants to Purchase Debt
           Securities and Guarantees of Debt Securities
           --------------------------------------------

Gentlemen:

     I am the Senior Vice President, General Counsel and Secretary of Tupperware Corporation, a Delaware corporation ("Tupperware"). I refer to the Joint Registration Statement (Registration No. 333-12125) on Form S-3 (the "Registration Statement") filed by Tupperware and Tupperware Finance Company B.V. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $200,000,000 principal amount of the Company's debt securities (the "Debt Securities") and warrants (the "Warrants") to purchase Debt Securities and the guarantees (the "Guarantees") by Tupperware of the payment of the principal, premium, if any, and interest of the Debt Securities. The Debt Securities are to be issued under an Indenture (the "Indenture") among Tupperware, the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and, except as indicated below, have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

     Based on the foregoing, I am of the opinion that:

     1. Tupperware is a corporation duly organized and existing under the laws of the State of Delaware.

     2. Tupperware has corporate power to execute and deliver the Indenture and to authorize and endorse the Guarantees on the Debt Securities.
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Tupperware Corporation
September __, 1996
Page 2


     3. The Guarantees will be legally issued and binding obligations of Tupperware (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights or by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Tupperware, the Company and the Trustee; (ii) the managing directors [or a duly authorized committee thereof] of the Company and the Board of Directors or a duly authorized committee thereof of Tupperware shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities and the execution and delivery of the Guarantees, respectively, as contemplated by the Registration Statement and the Indenture; and (iii) the Debt Securities and the Guarantees shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     I am admitted to practice in the State of Illinois and am an Authorized House Counsel in the State of Florida, and I express no opinion as to any laws other than the federal laws of the United States, the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the General Corporation Act of the State of Florida.

     I do not find it necessary for the purposes of this opinion, and accordingly I do not purport herein to cover, the application of the securities or blue sky laws of the various states to the issuance and sale of the Debt Securities or the execution and delivery of the Guarantees.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.


                                       Very truly yours,


                                       Thomas M. Roehlk